Exhibit 99.1

NBA LEGEND SHAQUILLE O'NEAL TO STAR AND EXECUTIVE PRODUCE A NEW ANIMATED CHILDREN’S SERIES, “SHAQ’S GARAGE,” FOR GENIUS BRANDS INTERNATIONAL

Set to Launch on Genius Brands’ Kartoon Channel! in Early 2022, the Animated Action-Adventure Series for Kids will Feature Adventure, Comedy, Positive Messaging, and Inspired Music

O’Neal Concurrently Becomes a Shareholder in Genius Brands

Beverly Hills CA, October 26 2020 – Genius Brands International, Inc. (“Genius Brands” or the “Company”) (Nasdaq: GNUS), a global brand management company that creates and licenses multimedia entertainment content for children, and ABG Entertainment, a division of Authentic Brands Group, a global brand owner, marketing and entertainment company, today announced an all-new animated comedy, action-adventure series for kids, “Shaq’s Garage,” starring Shaquille O'Neal. The series will be executive produced by Shaquille O’Neal, Genius Brands, PRP, and ABG Entertainment. Through the partnership, O’Neal is also becoming a shareholder in Genius Brands.

“Shaq’s Garage” will depict the secret adventures of Shaquille’s extraordinary collection of animated cars, trucks, and automobiles. All the vehicles in “Shaq’s Garage” have unique attributes, intellects, and skills ranging from musical stylings, Shaq Fu, and their mastery of the ultra-secret language of Shaqanese and the Shaqtionary. Whether in Sheijing on a secret mission or visiting an ancient shrine in the lost city of Shaqmandu, each story will be as special as the vehicles and Shaquille himself.

“We challenged ourselves to come up with the most exciting storylines and vehicle designs inspired by Toy Story, Tony Stark, and 007!, that could only be imagined by ‘Big Diesel,’ himself,” stated Genius Brands Chairman & CEO Andy Heyward. “The lead vehicle is named Big Diesel and will be voiced by Shaq.”

“Ever since I was a kid I have been fascinated by cars,” said O’Neal. “I’m so excited to bring this series to life with Genius Brands. We plan to showcase the most amazing, tricked out assortment of vehicles that can only be found in my garage,” said O’Neal. “They will all have larger than life personalities, larger than life missions and of course, larger than life sound systems. One of our cars is a vehicle missing a wheel, but she is as strong, fast, and smart as any other vehicle. This will be a kid’s show which will highlight inclusivity for all.”

“Through comedy and adventure, we will showcase strong and diverse characters as positive role models with purposeful storytelling. This is going to be a special show that touches every button--music, adventure, humor, and positive prideful messaging for kids,” added Heyward. “I have known and admired Shaq for many years and am thrilled that we can come together to make this important show for all kids around the world, and Shaq will become a part of the Genius Brands family.

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Shaq’s Garage is slated to premiere in early 2022 on the new free digital Kartoon Channel!, which launched on June 15, 2020, and is available in over 100 Million U.S. television households across multiple AVOD and OTT platforms. Kartoon Channel! is a COPPA-compliant free children’s programming service focused on positive entertainment.

About Shaquille O’Neal

Shaquille O’Neal is one of the world’s most successful athlete-turned-businessman, whose accomplishments both on and off the court have translated into a highly sought-after consumer brand. As an entrepreneur, sports analyst, DJ, restaurateur, and brand ambassador, Shaquille O’Neal’s signature “Business of Fun” mantra resonates throughout each of his countless endeavors.

The 15-time NBA All-Star’s unprecedented athletic career spanned nearly two decades and earned him countless awards and honors, including NBA Most Valuable Player, NBA Rookie of the Year, four NBA Championships and a First Ballot NBA Hall of Famer.  Currently, O’Neal is an analyst on TNT’s Emmy Award-winning “Inside the NBA.”

O’Neal, who has a PhD in Leadership and Education, gives back through a number of annual philanthropic programs including Shaq to School, Shaqsgiving, and Shaq a Claus.

The launch of his Las Vegas eatery Big Chicken has further elevated Shaquille’s status as he has positioned himself as a successful restaurateur. A second Big Chicken location is open in Glendale, CA and additional locations will debut at sea on Carnival Cruise Lines Radiance and Mardi Gras.

Follow Shaquille O’Neal on Facebook, Twitter and Instagram.

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s award-winning ‘content with a purpose’ portfolio includes the upcoming Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger and in partnership with Alibaba; Rainbow Rangers for Nick Jr.; Llama Llama, starring Jennifer Garner, for Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! is available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Amazon Prime, Sling TV, Apple TV, Roku, Amazon Fire and more. For additional information, please visit www.gnusbrands.com.

About Authentic Brands Group

Authentic Brands Group (ABG) is a brand development, marketing, and entertainment company, which owns a portfolio of global media, entertainment, and lifestyle brands. Headquartered in New York City, ABG elevates and builds the long-term value of more than 50 consumer brands and properties by partnering with best-in-class manufacturers, wholesalers, and retailers. Its brands have a global retail footprint in more than 100,000 points of sale across the luxury, specialty, department store, mid-tier, mass, and e-commerce channels, and more than 6,000 freestanding stores and shop-in-shops around the world.

ABG is committed to transforming brands by delivering compelling product, content, business, and immersive experiences. It creates and activates original marketing strategies to drive the success of its brands across all consumer touchpoints, platforms, and emerging media. ABG’s portfolio of iconic and world-renowned brands generates more than $14 billion in annual retail sales and includes Marilyn Monroe®, Elvis Presley®, Muhammad Ali®, Shaquille O'Neal®, Sports Illustrated®, Dr. J®, Greg Norman®, Neil Lane®, Thalia®, Nautica®, Aéropostale®, Forever 21®, Juicy Couture®, Vince Camuto®, Herve Leger®, Judith Leiber®, Barneys New York®, Brooks Brothers ®, Frye®, Lucky Brand®, Nine West®, Jones New York®, Frederick's of Hollywood®, Louise et Cie®, Sole Society®, Enzo Angiolini®, CC Corso Como®, Hickey Freeman®, Hart Schaffner Marx®, Adrienne Vittadini®, Taryn Rose®, Bandolino®, Misook®, Spyder®, Tretorn®, Tapout®, Prince®, Volcom®, Airwalk®, Vision Street Wear®, Above The Rim®, Hind®, Thomasville®, Drexel®, and Henredon®.

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For more information, visit authenticbrandsgroup.com.

Follow ABG on Twitter, LinkedIn, and Instagram.

About ABG Entertainment

ABG Entertainment offers unparalleled storytelling through long-form and short-form content, live event production, hospitality and immersive experiences in collaboration with the world’s most influential creators, distributors, brands and artists. ABG Entertainment is a division of Authentic Brands Group, a global brand development, marketing and entertainment company, and owner of a portfolio of iconic and renowned brands that generate more than $14 billion in retail sales worldwide.

For more information, visit authenticbrandsgroup.com. Follow ABG on Twitter, LinkedIn and Instagram.

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Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; our ability to repay our outstanding debt; the potential issuance of a significant number of shares to our convertible note holders which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

Shaquille O’Neal/Authentic Brands Group:

mciciyasvili@abg-nyc.com

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